 Exhibit 99.1

FIRST BANK BRANCHES

Financial Statements

For the Year Ended December 31, 2009

and Six Months Ended June 30, 2010 (unaudited) and 2009 (unaudited)

Page
Table of Contents	Number

Report of Independent Registered Public Accounting Firm	2

Statements of Assets Acquired and Liabilities Assumed	3

Statements of Revenues and Direct Expenses	4

Notes to Financial Statements	5

Report of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors and Stockholders
First Mid-Illinois Bancshares, Inc.
Mattoon, Illinois

We have audited the accompanying statement of assets acquired and liabilities assumed by First Mid-Illinois Bank & Trust, N.A. (a wholly owned subsidiary of First Mid-Illinois Bancshares, Inc.) as of December 31, 2009 and the related statement of revenues and direct expenses for the year then ended pursuant to the purchase and assumption agreement dated May 7, 2010.  The Company's management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  Our audit included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed as of December 31, 2009, and the results of its revenues and direct expenses for the year ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP

Decatur, Illinois
November 17, 2010

First Bank Branches
Statements of Assets Acquired and Liabilities Assumed
(in thousands)
	(unaudited)
	June 30, 2010	December 31, 2009
Assets Acquired
Cash and cash equivalents	$1,673	$1,655
Loans	133,313	142,310
Allowance for loan losses	(1,986)	(1,918)
Net loans	131,327	140,392
Interdivisional investment funds	196,739	171,171
Interest receivable	681	760
Premises and equipment	5,274	5,559
Total assets acquired	$335,694	$319,537

Liabilities Assumed
Deposits:
Non-interest bearing	$45,978	$47,404
Interest bearing	288,866	270,913
Total deposits	334,844	318,317
Securities sold under agreements to repurchase	343	612
Interest payable	226	351
Other liabilities	281	257
Total liabilities assumed	$335,694	$319,537

See accompanying notes to financial statements.

First Bank Branches
Statements of Revenues and Direct Expenses
For the year ended December 31, 2009 and
Six Months Ended June 30, 2010 (unaudited) and 2009 (unaudited)
(in thousands)
		(Unaudited)
	Year Ended	Six Months Ended
	December 31, 2009	June 30, 2010	June 30, 2009

Interest income:
Interest and fees on loans	$8,859	$4,249	$4,293
Interest on investment of interdivisional funds	1,712	984	1,037
Total interest income	10,571	5,233	5,330

Interest expense:
Interest on deposits	5,538	2,095	3,097
Interest on securities sold under agreements to repurchase	1	1	1
Total interest expense	5,539	2,096	3,098

Net interest income	5,032	3,137	2,232
Provision for loan losses	487	68	246
Net interest income after provision for loan losses	4,545	3,069	1,986

Other income:
Service charges	2,413	1,133	1,163
Other	220	92	115
Total other income	2,633	1,225	1,278

Other expense:
Salaries and employee benefits	3,587	1,672	1,894
Net occupancy and equipment expense	1,785	861	938
FDIC insurance expense	1,580	778	768
Stationery and supplies	70	30	38
Legal and professional	65	60	29
Marketing and promotion	39	17	22
Other	457	206	218
Total other expense	7,583	3,624	3,907

Total direct revenue in excess of (less than) direct expenses	$(405)	$670	$(643)

See accompanying notes to financial statements.

First Bank Branches
Notes to Financial Statements
(Table dollar amounts in thousands, except share data)

Note 1 – Summary of Significant Accounting Policies

Basis of Accounting and Consolidation

The accompanying financial statements include the accounts of the First Bank Branches that were acquired and assumed by First Mid-Illinois Bank & Trust, N.A. (“First Mid Bank”), a national bank and a wholly-owned subsidiary of First Mid-Illinois Bancshares, Inc. (“the Company”). The accounting and reporting policies of the First Bank Branches conform to accounting principles generally accepted in the United States of America.  Following is a description of the more significant of these policies.

Prior to September 10, 2010, the First Bank Branches operated as 10 bank branches located in Bartonville, Bloomington, Galesburg, Knoxville, Peoria and Quincy, Illinois as part of First Bank, a Missouri state chartered bank. Accordingly, these financial statements are presented based on information as previously maintained and provided by First Bank for these branch operations. The financial statements presented are not a full set of financial statements, but rather they present assets acquired and liabilities assumed and revenues and direct expenses attributable to the branch bank operations. Further, in accordance with a request for relief submitted to the Securities and Exchange Commission to which the staff of the Securities and Exchange Commission informed the Company that it would not object, the information provided is in lieu of certain historical financial information of the acquired branches required by Rule 3-05 and Article 11 of Regulation S-X because separate, audited financial statements of the acquired branches were never prepared and the acquired branches were not operated as a distinct, stand-alone entity. The statements of revenues and direct expenses exclude costs that are not directly related to the acquired branches such as corporate overhead, interest on corporate debt and income taxes. As such, the financial statements presented are not indicative of the financial condition or results of operations of the acquired branches going forward due to omission of various expenses and changes in business practices.

Current Economic Conditions

The current protracted economic decline continues to present financial institutions with circumstances and challenges, which in some cases have resulted in large and unanticipated declines in the fair values of investments and other assets, constraints on liquidity and capital and significant credit quality problems, including severe volatility in the valuation of real estate and other collateral supporting loans.

The accompanying financial statements have been prepared using values and information currently available regarding the First Bank Branches acquired by the Company.

Given the volatility of current economic conditions, the values of assets and liabilities recorded in the financial statements could change rapidly, resulting in material future adjustments in asset values, the allowance for loan losses and capital that could negatively impact the Company’s ability to meet regulatory capital requirements and maintain sufficient liquidity.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the amount of assets and liabilities as of the date of the statements of assets acquired and liabilities assumed and revenues and direct expenses for the reported periods.  Actual results could differ from these estimates.

Fair Value Measurements

The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Where financial instruments are actively traded and have quoted market prices, quoted market prices are used for fair value. When the financial instruments are not actively traded, other observable market inputs, such as quoted prices of securities with similar characteristics, may be used, if available, to determine fair value. When observable market prices do not exist, fair value is estimated.

SFAS No. 157, Fair Value Measurements, which was codified into ASC 820, establishes a framework for measuring the fair value of financial instruments that considers the attributes specific to particular assets or liabilities and establishes a three-level hierarchy for determining fair value based on the transparency of inputs to each valuation as of the fair value measurement date. The three levels are defined as follows:

•	Level 1 — quoted prices (unadjusted) for identical assets or liabilities in active markets.
•
Level 2 — inputs include quoted prices for similar assets and liabilities in active markets, quoted prices of identical or similar assets or liabilities in markets that are not active, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 — inputs that are unobservable and significant to the fair value measurement.

From time to time, assets or liabilities may be transferred within hierarchy levels due to changes in availability of observable market inputs to measure fair value at the measurement date. Transfers into or out of hierarchy levels are based upon the fair value at the beginning of the reporting period. Additional information regarding the fair value of the financial instruments presented in these financial statements can be found in Note 5 – “Business Combinations” and Note 7 – “Disclosures of Fair Values of Financial Instruments” of these financial statements.

Cash and Cash Equivalents

Cash and cash equivalents are defined as cash on hand or in banks and cash items.

Loans

Loans are stated at the principal amount outstanding net of unearned discounts, unearned income and the allowance for loan losses. Interest and fees on loans are recognized as income using the interest method. Loan origination fees and costs are deferred and accreted to interest income over the estimated life of the loans using the interest method.

The accrual of interest on loans is discontinued when it appears that interest or principal may not be paid in a timely manner in the normal course of business or once principal or interest payments become 90 days past due under the contractual terms of the loan agreement. Generally, payments received on nonaccrual and impaired loans are recorded as principal reductions. Interest income is recognized after all delinquent principal has been repaid or an improvement in the condition of the loan has occurred that warrants resumption of interest accruals.

A loan is considered impaired when it is probable that all amounts due, both principal and interest, according to the contractual terms of the loan agreement will not be collected. Loans on nonaccrual status and restructured loans are considered to be impaired loans. When measuring impairment, the expected future cash flows of an impaired loan are discounted at the loan’s effective interest rate. Alternatively, impairment is measured by reference to an observable market price, if one exists, or the fair value of the collateral for a collateral-dependent loan. Regardless of the historical measurement method used, impairment measurement is based on the fair value of the collateral when foreclosure is probable. Additionally, impairment of a restructured loan is measured by discounting the total expected future cash flows at the loan’s effective rate of interest as stated in the original loan agreement.

All loans included in the financial statement presentation are considered performing as of the financial statement dates given that the Company acquired only performing loans and, as such, no accounting for impairment or unaccrued interest was included in these financial statements.

Allowance for Loan Losses

The financial information previously maintained and provided by First Bank for these branch operations did not include an allowance for loan losses for the loans acquired; therefore the Company has estimated this amount using its own analysis and methodology.  See Note 3 – “Allowance For Loan Losses” for additional information regarding this estimate. Following is First Mid Bank’s accounting policy for the allowance for loan losses.

The allowance for loan losses is maintained at a level deemed appropriate by management to provide for probable losses inherent in the loan portfolio.  The allowance is based on a continuing review of the loan portfolio, the underlying value of the collateral securing the loans, current economic conditions and past loan loss experience.  Loans that are deemed to be uncollectible are charged off to the allowance.  The provision for loan losses and recoveries are credited to the allowance.

Management, considering current information and events regarding the borrowers’ ability to repay their obligations, considers a loan to be impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the note agreement, including principal and interest.  The amount of the impairment is measured based on the fair value of the collateral, if the loan is collateral dependent, or alternatively, at the present value of expected future cash flows discounted at the loan’s effective interest rate.  Certain homogeneous loans such as residential real estate mortgage and installment loans are excluded from the impaired loan provisions.  Interest income on impaired loans is recorded when cash is received and only if principal is considered to be fully collectible.

Interdivisional Investment Funds

The amount of interdivisional investment funds represents the amount of excess deposits and other liabilities assumed over the loans and other assets acquired. An estimated yield of 1% was assumed on these funds based on a blended rate of potential investments for these funds such as federal funds and U.S. Treasury securities.

Premises and Equipment

Land is carried at cost. Buildings and improvements, leasehold improvements and furniture and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is charged to expense and determined principally by the straight-line method over the estimated useful lives of the assets.

The estimated useful lives for each major depreciable classification of premises and equipment are as follows:

Buildings and improvements	20 - 40 years
Leasehold improvements	5-15 years
Furniture and equipment	3-7 years

Temporary Liquidity Guarantee Program

On October 14, 2008, the FDIC announced the Temporary Liquidity Guarantee Program (TLGP). The final rule was adopted on November 21, 2008. The FDIC stated that the purpose of these actions was to strengthen confidence and encourage liquidity in the banking system by guaranteeing newly issued senior unsecured debt of 31 days or greater, of banks, thrifts, and certain holding companies, and by providing full FDIC insurance coverage for all non-interest bearing transaction accounts, regardless of dollar amount. Inclusion in the program was voluntary. Institutions participating in the senior unsecured debt portion of the program are assessed fees based on a sliding scale, depending on length of maturity. Shorter-term debt has a lower fee structure and longer-term debt has a higher fee. The range is from 50 basis points on debt of 180 days or less, to a maximum of 100 basis points for debt with maturities of one year or longer, on an annualized basis. A 10-basis point surcharge is added to a participating institution's current insurance assessment in exchange for final coverage for all transaction accounts.

The FDIC’s Transaction Account Guarantee Program, provides, without charge to depositors, a full guarantee on all non-interest bearing transaction accounts held by any depositor, regardless of dollar amount, through June 30, 2010.  Participation in the Transaction Account Guarantee Program costs 10 basis points annually on the amount of the deposits.  The FDIC’s Debt Guarantee Program, which expired in October 2009, provided for the guarantee of eligible newly issued senior unsecured debt of participating entities.

Federal Deposit Insurance Corporation Insurance Coverage

As an FDIC-insured institution, First Bank is required to pay deposit insurance premium assessments to the FDIC and a portion of the expense is allocated to the First Bank Branches acquired.  On October 3, 2008, the FDIC temporarily increased the standard maximum deposit insurance amount (SMDIA) from $100,000 to $250,000 per depositor.  On May 20, 2009, the Helping Families Save Their Homes Act extended the temporary increase in the SMDIA through December 31, 2013. This extension of the temporary $250,000 coverage limit became effective immediately upon the President’s signature. The legislation provides that the SMDIA will return to $100,000 on January 1, 2014.  The additional cost of the increase to the SMDIA, assessed on a quarterly basis, is a 10 basis point annualized surcharge (2.5 basis points quarterly) on balances in non-interest bearing transaction accounts that exceed $250,000.

On February 27, 2009, the FDIC adopted a final rule modifying the risk-based assessment system and setting initial base assessment rates beginning April 1, 2009, at 12 to 45 basis points and, due to extraordinary circumstances, extended the period of the restoration plan to increase the deposit insurance fund to seven years. Also on February 27, 2009, the FDIC issued final rules on changes to the risk-based assessment system. The final rules both increase base assessment rates and incorporate additional assessments for excess reliance on brokered deposits and FHLB advances. The new rates increased annual assessment rates from 5 to 7 basis points to 7 to 24 basis points. This new assessment took effect April 1, 2009.

Also on February 27, 2009, the FDIC adopted an interim rule to impose a 20 basis point emergency special assessment payable September 30, 2009 based on the second quarter 2009 assessment base, to help shore up the Deposit Insurance Fund (“DIF”). This assessment equates to a one-time cost of $200,000 per $100 million in assessment base. The interim rule also allows the Board to impose possible additional special assessments of up to 10 basis points thereafter to maintain public confidence in the DIF. Subsequently, the FDIC’s Treasury borrowing authority increased from $30 billion to $100 billion, allowing the agency to cut the planned special assessment from 20 to 10 basis points. On May 22, 2009, the FDIC adopted a final rule which established a special assessment of five basis points on each FDIC-insured depository institutions assets, minus it Tier 1 capital, as of September 30, 2009. The assessment was capped at 10 basis points of an institution’s domestic deposits so that no institution would pay an amount higher than they would have under the interim rule. This special assessment was collected September 30, 2009.

In addition to its insurance assessment, each insured bank was subject, in 2009, to quarterly debt service assessments in connection with bonds issued by a government corporation that financed the federal savings and loan bailout.

On September 29, 2009, the FDIC Board proposed a Deposit Insurance Fund restoration plan that required banks to prepay, on December 30, 2009, their estimated quarterly risk-based assessments for the fourth quarter of 2009 and for all of 2010, 2011 and 2012. Under the plan—which applies to all banks except those with liquidity problems—banks were assessed through 2010 according to the risk-based premium schedule adopted earlier this year. Beginning January 1, 2011, the base rate increases by 3 basis points. First Bank did not record a prepaid assessment as of December 30, 2009.

Adoption of New Accounting Guidance

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 168, “The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162.” Effective for financial statements issued for interim and annual periods ending after September 15, 2009, the FASB Accounting Standards CodificationTM (“ASC”) is now the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The ASC superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the ASC became non-authoritative. Following this Statement, the FASB will no longer issue new standards in the form of Statements, FASB Staff Positions (“FSP”) or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates. The FASB will not consider Accounting Standards Updates as authoritative in their own right. Accounting Standards Updates will serve only to update the ASC, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the ASC. This SFAS was codified within ASC 105.

In April 2009, the FASB issued FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly,” which was codified into ASC 820. This FSP provides additional guidance for estimating fair value in accordance with SFAS No. 157, “Fair Value Measurements,” when the volume and level of activity for the asset or liability have significantly decreased. This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly.

In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments,” which were codified into ASC 825. This FSP amends SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends Accounting Principles Board (“APB”) Opinion No. 28, “Interim Financial Reporting,” to require those disclosures in summarized financial information at interim reporting periods. FSP FAS 107-1 and APB 28-1 was effective for interim and annual periods ending after June 15, 2009. The implementation of FSP FAS 107-1 and APB-28-1 did not have a material impact on the First Bank Branches financial statements.

In April 2009, the FASB issued FSP FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” which was codified into ASC 805. This FSP amends and clarifies SFAS No. 141(R), “Business Combinations,” to address application issues raised by preparers, auditors, and members of the legal profession on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. This FSP was effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of FSP FAS 141(R)-1 did not have a material impact on the First Bank Branches financial statements.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” which was codified into ASC 860.  SFAS No. 166 seeks to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. SFAS No. 166 addresses (1) practices that have developed since the issuance of SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” that are not consistent with the original intent and key requirements of that Statement and (2) concerns of financial statement users that many of the financial assets (and related obligations) that have been derecognized should continue to be reported in the financial statements of transferors. This Statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. The adoption of SFAS No. 166 did not have a material impact on the First Bank Branches financial statements.

In January 2010, the FASB issued ASU No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820) – Improving Disclosures about Fair Value Measurements.”  ASU 2010-06 amends the fair value disclosure guidance.  The amendments include new disclosures and changes to clarify existing disclosure requirements.  ASU 2010-06 was effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements of Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  Adoption of this update did not have a material effect on the First Bank Branches financial statements.

Note 2 – Loans

A summary of loans at June 30, 2010 (unaudited) and December 31, 2009 follows (in thousands):

	June 30, 2010	December 31, 2009
Construction and land development	$696	$849
Farm loans	7,000	4,689
1-4 Family residential properties	17,172	32,221
Multifamily residential properties	7,435	2,193
Commercial real estate	82,956	46,908
Loans secured by real estate	115,259	86,860
Agricultural loans	486	1,081
Commercial and industrial loans	13,455	22,957
Consumer loans	1,084	15,430
All other loans	3,029	15,982
Total loans	$133,313	$142,310

Impaired loans are defined as those loans where it is probable that amounts due according to contractual terms, including principal and interest, will not be collected.  Both nonaccrual and restructured loans meet this definition. The Company only acquired performing loans and, as such, there were no impaired loans (including nonaccrual, past due ninety days or more or renegotiated loans) as of the financial statement periods.

There were no concentrations as defined by the regulatory agencies for the periods shown above.

Note 3 – Allowance for Loan Losses

The allowance for loan losses represents an estimate of the reserve necessary to adequately account for probable losses that could ultimately be realized from current loan exposures. The financial information previously maintained and provided by First Bank for the First Bank Branches acquired did not include an allocation for an allowance for loan losses for the loans acquired. Therefore, the Company has estimated this amount using its own analysis and methodology.

In determining the adequacy of the allowance, the Company relies predominantly on a disciplined credit review and approval process. The review process is directed by overall lending policy and is intended to identify, at the earliest possible stage, borrowers who might be facing difficulty. Before acquisition of the First Bank Branch loans, the Company performed a similar process to determine that only performing loans were purchased. Because all loans were deemed performing, no specific borrower analysis was prepared in determining an allowance for loan losses for the loans purchased. Rather the Company’s risk factors, allocated by loan category, for non-classified borrowers were applied to the loan categories. These factors are based on the Company’s own historical net losses, as well as, current economic conditions and industry trends. The Company believes applying these factors is a reasonable estimate of an allowance for loan losses for the First Bank Branch loans presented in these financial statements.

Note 4 – Premises and Equipment

Premises and equipment at June 30, 2010 (unaudited) and December 31, 2009 consisted of:

	June 30, 2010	December 31, 2009
Land	$1,217	$1,217
Buildings and improvements	5,542	5,530
Furniture and equipment	2,998	2,995
Leasehold improvements	371	371
Subtotal	10,128	10,113
Accumulated depreciation and amortization	4,854	4,554
Total	$5,274	$5,559

Depreciation and amortization expense was $223,000 for the six months ended June 30, 2010 (unaudited) and $447,000 for the year ended December 31, 2009.

Note 5 – Business Combinations

On September 10, 2010, the First Bank Branches were acquired by First Mid Bank, a national bank and a wholly-owned subsidiary of the Company.  In accordance with the Branch Purchase and Assumption Agreement, dated as of May 7, 2010, by and between First Mid Bank and First Bank, First Mid Bank acquired approximately $336 million of deposits, approximately $135 million of performing loans and the bank facilities and certain other assets of the Branches.  First Mid Bank paid First Bank (a) the principal amount of the loans acquired, (b) the net book value, or approximately $5.3 million, for the bank facilities and certain assets located at the Branches, (c) a deposit premium of 4.77% on the core deposits acquired, which equated to approximately $15.6 million, and (d) approximately $1.8 million for the cash on hand at the First Bank Branches, with proration of certain periodic expenses.  The acquisition settled by First Bank paying cash of $178.3 million to First Mid Bank for the difference between these amounts and the total deposits assumed.

The purchase was accounted for under the acquisition method in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations,” and accordingly the assets and liabilities were recorded at their fair values on the date of acquisition. The following table summarizes the estimated fair values of assets acquired and liabilities assumed at the date of acquisition (in thousands).

September 10, 2010	Acquired Book Value	Fair Value Adjustments	As Recorded by First Mid Bank
Assets
Cash	$180,074	$-	$180,074
Loans	135,219	(2,102)	133,117
Premises and equipment	5,266	7,685	12,951
Goodwill	-	8,390	8,390
Core deposit intangible	-	3,050	3,050
Other assets	488	-	488
Total assets acquired	$321,047	$17,023	$338,070

Liabilities
Deposits	$336,016	$1,413	$337,429
Securities sold under agreements to repurchase	126	-	126
Other liabilities	515	-	515
Total liabilities assumed	$336,657	$1,413	$338,070

Note 6 – Deposits

As of June 30, 2010 (unaudited) and December 31, 2009 deposits consisted of the following:

	June 30, 2010	December 31, 2009
Demand deposits:
Non-interest bearing	$45,978	$47,404
Interest-bearing	30,940	32,760
Savings	26,619	25,485
Money market	56,818	53,906
Time deposits	174,489	158,762
Total deposits	$334,844	$318,317

Total interest expense on deposits for the six months ended June 20, 2010 (unaudited) and the year ended December 31, 2009 was as follows:

	June 30, 2010	December 31, 2009
Interest-bearing demand	$28	$37
Savings	17	35
Money market	201	522
Time deposits	1,849	4,944
Total	$2,095	$5,538

As of June 30, 2010 (unaudited) and December 31, 2009, the aggregate amount of time deposits in denominations of more than $100,000 and the total interest expense on such deposits was as follows:

	June 30, 2010	December 31, 2009
Outstanding	$33,410	$27,985
Interest expense for the year	$366	$1,266

The following table shows the amount of maturities for all time deposits as of June 30, 2010 (unaudited) and December 31, 2009:

	June 30, 2010	December 31, 2009
Less than 1 year	$137,406	$105,029
1 year to 2 years	28,361	47,798
2 years to 3 years	6,689	4,537
3 years to 4 years	1,213	869
4 years to 5 years	563	484
Over 5 years	257	45
Total	$174,489	$158,762

Note 7 – Disclosure of Fair Values of Financial Instruments

The following methods were used to estimate fair value of all financial instruments recognized in the accompanying statements of assets acquired and liabilities assumed at amounts other than fair value.

Cash and cash equivalents

The carrying amount approximates fair value.

Loans

Loans have been valued using a discounted present value of projected cash flow. The discount rate used in these calculations is the current rate at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.  The carrying amount of accrued interest approximates it fair value.

Deposits

Deposits include demand deposits, savings accounts, NOW accounts and certain money market deposits. The carrying amount of these deposits approximates fair value. The fair value of fixed-maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities.

The following table presents estimated fair values of the First Bank Branches financial instruments in accordance with FAS 107-1 and APB 28-1, codified with ASC 805 as of June 30, 2010 (unaudited) and December 31, 2009.

	June 30, 2010		December 31, 2009
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial Assets
Cash and cash equivalents	$1,673	$1,673	$1,655	$1,655
Loans net of allowance for loan losses	131,327	139,413	140,392	148,996
Interest receivable	681	681	760	760

Financial Liabilities
Deposits	$334,844	$335,207	$318,317	$318,712
Securities sold under agreements to repurchase	343	343	612	612
Interest payable	226	226	351	351

Note 8 -  Cash Flows

For the six months ended June 30, 2010 (unaudited) and 2009 (unaudited) and for the year ended December 31, 2009, the following  cash items occurred:

	Year ended	Six months ended
	December 31, 2009	June 30, 2010	June 30, 2009
Non-cash operating items:
Depreciation	$447	$223	$223
Provision for possible loan losses	487	68	246
(Increase) decrease in accrued interest receivable	(9)	79	91
Decrease in accrued interest payable	(221)	(125)	(61)
	704	245	499

Investing activities:
(Increase) decrease in loans	(1,517)	8,997	(14)
Additions to premises and equipment	(402)	(388)	(186)
	(1,919)	8,609	(200)

Financing activities:
Increase (decrease) in deposits	(11,303)	16,527	(5,187)
Increase (decrease) in repurchase agreements	(5,499)	(269)	210
	(16,802)	16,258	(4,977)

Note 9 - Leases

The First Bank Branches had several noncancellable operating leases, primarily for property rental of banking buildings that expired over the next ten years.  These leases generally contained renewal options for periods ranging from one to five years.  Rental expense for these leases was $263,000 and $251,000 for the six months ended June 30, 2010 (unaudited) and 2009 (unaudited), respectively and $510,000 for the year ended December 31, 2009.

Future minimum lease payments under operating leases are:

Operating Leases
2010	$517
2011	517
2012	525
2013	524
2014	512
Thereafter	260
Total minimum lease payments	$2,855

Note 10 – Subsequent Events

As noted in Note 5 – “Business Combinations,” the First Bank Branches were acquired by First Mid Bank on September 10, 2010.